Exhibit 99(a)
POWER OF ATTORNEY
for the BlackRock Equity-Bond Complex
     The undersigned, James H. Bodurtha, Bruce R. Bond, Donald W. Burton, Stuart E. Eizenstat, Kenneth A. Froot, Robert M. Hernandez, Jack F. O’Brien, Roberta Cooper Ramo, David H. Walsh, Fred G. Weiss, Paul Audet, Laurence D. Fink, and Henry Gabbay, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto, hereby authorize Howard Surloff, Ira P. Shapiro, Ben Archibald, John Perlowski, Neal J. Andrews, Jay M. Fife, Edward Baer, Brendan Kyne, Scott Hilton, and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.
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     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 14th day of September, 2011.

Signature	Title	Signature	Title

/s/ James H. Bodurtha James H. Bodurtha	Director/Trustee	/s/ Roberta Cooper Ramo Roberta Cooper Ramo	Director/Trustee

/s/ Bruce R. Bond	Director/Trustee	/s/ David H. Walsh	Director/Trustee

Bruce R. Bond		David H. Walsh

/s/ Donald W. Burton	Director/Trustee	/s/ Fred G. Weiss	Director/Trustee

Donald W. Burton		Fred G. Weiss

/s/ Stuart E. Eizenstat	Director/Trustee	/s/ Paul Audet	Director/Trustee

Stuart E. Eizenstat		Paul Audet

/s/ Kenneth A. Froot	Director/Trustee	/s/ Laurence D. Fink	Director/Trustee

Kenneth A. Froot		Laurence D. Fink

/s/ Robert M. Hernandez	Director/Trustee	/s/ Henry Gabbay	Director/Trustee

Robert M. Hernandez		Henry Gabbay

/s/ Jack F. O’Brien	Director/Trustee

Jack F. O’Brien

Appendix A
BlackRock Balanced Capital Fund, Inc.
BlackRock Basic Value Fund, Inc.
BlackRock Bond Allocation Target Shares
BlackRock Bond Fund, Inc.
BlackRock California Municipal Series Trust
BlackRock Capital Appreciation Fund, Inc.
BlackRock Equity Dividend Fund
BlackRock EuroFund
BlackRock Focus Growth Fund, Inc.
BlackRock Funds II
BlackRock Global Allocation Fund, Inc.
BlackRock Global Dynamic Equity Fund
BlackRock Global SmallCap Fund, Inc.
BlackRock Municipal Series Trust
BlackRock Mid Cap Value Opportunities Series, Inc.
BlackRock Multi-State Municipal Series Trust
BlackRock Municipal Bond Fund, Inc.
BlackRock Natural Resources Trust
BlackRock Series Fund, Inc.
BlackRock Value Opportunities Fund, Inc.
BlackRock Variable Series Funds, Inc.
BlackRock World Income Fund, Inc.
FDP Series, Inc.
Managed Account Series
Master Basic Value LLC
Master Bond LLC
Master Focus Growth LLC
Master Value Opportunities LLC

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